       1                      Filed Under Rule 424 (b)(3)
                              Registration Statement No. 33-61003

    SUPPLEMENT NO.38  TO PROSPECTUS DATED SEPTEMBER 20, 1995
                (AS SUPPLEMENTED OCTOBER 19, 1995)

AT&T CAPITAL CORPORATION

Medium Term Notes, Series 3

Due Nine Months or More From Date of Issue.

Issue Price: 100%
  (as a percent of principal amount)

                  Fixed and Floating Rate Notes

                                                  Interest Rate
Range of Maturities                                 Per Annum
-------------------                               -------------

From 9 Months to less than 1 year ................... Float%

INITIAL FIXING DATE:          01/19/96

INITIAL PAYUMENT DATE:   02/23/96

MATURITY DATE:           01/23/97

DAYCOUNT:                ACTUAL/360

INDEX:                   1 Month LIBOR + 0.02%

SOURCE:                  TELERATE PAGE 3750

RESET FREQUENCY:              Monthly

PAYMENT FREQUENCY:       Monthly

PAYMENT:                 Monthly, Pays the 23rd or Next Good Business
                              Day of Each Month. Commencing 2/23/96


INTEREST DETERMINATION:       Monthly Reset, Paid
                              Monthly - Source: Telerate p. 3750.2London
                              Business Day Prior to Period End Dates.


REDEMPTION:                   Non-Call Life

Date of Sale:  January 18, 1996


















Redemption:

     Check applicable sentence.
      X  The Notes cannot be redeemed prior to maturity
     ---
         The Notes may be redeemed prior to maturity
     ---
     Redemption Date:              Redemption Price:
                     -----------                    ------------
                              (as a percent of principal amount)
Repayment:

     Check applicable sentence.
      X  The Notes cannot be repaid prior to maturity.
     ---
         The Notes may be repaid prior to maturity.
     ---
     Repayment Date:               Repayment Price:
                     ------------                   ------------
                              (as a percent of principal amount)